EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Nathan Elwell / Matt Steinberg (212) 850-5600

Linden Alschuler & Kaplan, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2013 RESULTS

- Total Backlog Remains Strong at $3.39 Billion -
- Quarter Three Operating Cash Flow - $120.3 Million -
- Creates U.S. Industrial Services Segment, Includes Ohmstede and RepconStrickland -

NORWALK, CONNECTICUT, October 24, 2013 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2013.

For the third quarter of 2013, net income attributable to EMCOR was $26.7 million, or $0.39 per diluted share. Excluding several one-time charges discussed below, non-GAAP net income was $32.6 million, or $0.48 per diluted share, compared to non-GAAP net income of $41.7 million, or $0.62 per diluted share, in the third quarter of 2012. Revenues in the third quarter of 2013 totaled $1.63 billion, compared to revenues of $1.61 billion in the year ago period.

Operating income for the third quarter of 2013 was $54.1 million, or 3.3% of revenues, which included operating losses and expenses aggregating approximately $3.9 million (including restructuring expenses of $1.9 million) primarily relating to the Company's decision to withdraw from the UK construction market. Additionally, included in the quarter's operating income were transaction expenses of $4.7 million associated with the Company's acquisition of RepconStrickland, Inc. Excluding these losses and expense items, the Company's non-GAAP operating income for the third quarter of 2013 was $62.7 million, or 3.9% of revenues, compared to non-GAAP operating income in the 2012 third quarter of $71.4 million, or 4.6% of revenues, as adjusted for 2012 UK construction operating losses.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

Selling, general and administrative expenses were $149.7 million, or 9.2% of revenues including $4.7 million of transaction expenses referenced above in the third quarter of 2013, compared to $134.5 million, or 8.4% of revenues, in the year ago period.

The Company's income tax rate as reported in the 2013 third quarter was 46.4%, compared to an income tax rate of 40.5% in the year ago period.

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EMCOR Reports Third Quarter Results	Page 2

Backlog as of September 30, 2013 was $3.39 billion, an increase of 0.3% from $3.38 billion at the end of the 2012 third quarter. Led by backlog growth in the transportation sector, combined with backlog growth in the water/wastewater and commercial sectors, EMCOR achieved modest backlog growth that more than offset backlog declines in the institutional, industrial and healthcare sectors. Backlog growth of $58 million for the quarter in the Company's domestic operations more than offset a backlog decline of $47 million related to the Company's decision to withdraw from the UK construction market. Total backlog increased 0.5% from $3.37 billion on December 31, 2012.

Following the acquisition of RepconStrickland in July 2013, to provide additional clarity and to reflect changes in its internal reporting regarding its organizational structure, EMCOR has divided its United States facilities services group into two separate segments. The operations that provide mobile mechanical services, site-based services and government services will now be in the segment known as “United States building services.” The operations that provide industrial maintenance and services for refineries and petrochemical plants will now be in the segment known as “United States industrial services.” This segment will include the businesses of Ohmstede, Redman Equipment and RepconStrickland.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group commented, “We continued to execute our strategic initiatives as we operate in a slowly recovering non-residential construction market and under the overhang of sequestration. We produced solid growth in our U.S. electrical construction segment, with increased backlog. We were able to drive improved performance in our U.S. mechanical construction segment, despite lingering challenges from two projects that we outlined in our second quarter earnings conference call. Our new building services segment recorded a strong quarter, led by mobile mechanical and site-based services performance and higher margin work. However, as anticipated, the businesses in our industrial services segment could not replicate their unprecedented strong performance from last year, which related to three large non-recurring turnaround and repair projects performed in quarter three 2012. During the quarter ended September 30, 2013, we continued to feel the impact of sequestration on our government-related projects. The slowdown of government contract work, combined with the timing issues associated with IDIQ awards, will continue to hinder our near-term performance. We believe that many of the issues relating to sequestration will be resolved eventually. In the meantime, we are focused on factors within our control and are taking actions to optimize our operating performance and ensure we are well positioned to drive future growth.”

Mr. Guzzi continued, “As we look to the long-term, we are making significant progress to improve the strength and profitability of the Company. We completed the acquisition of RepconStrickland in late July and have made significant progress with its integration. Our customers have been very pleased with the combination of our businesses, and we look forward to our new U.S. industrial services segment making meaningful contributions in the years to come. Also, our efforts to exit the UK construction business are progressing well.”

Mr. Guzzi concluded, “From a financial standpoint, we are pleased with the strength of our balance sheet, supported by robust operating cash flows. However, the effects of less than expected 2013 revenue growth, combined with sequestration and the recent government shutdown, are expected to impact our fourth quarter results. Therefore, we are adjusting our 2013 full-year guidance to reflect these issues. Going forward, while we continue to operate in an economic environment that remains challenging and unpredictable, we are optimistic that the non-residential market should improve in 2014. Further, we executed several critical initiatives and acquisitions that will likely drive earnings growth in 2014.”

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EMCOR Reports Third Quarter Results	Page 3

Revenues for the first nine months of 2013 totaled $4.75 billion, slightly higher compared to $4.73 billion for the first nine months of 2012.

Net income attributable to EMCOR for the first nine months of 2013 was $77.9 million, or $1.14 per diluted share. Excluding losses associated with the withdrawal from the UK construction market, transaction expenses associated with the acquisition of RepconStrickland and restructuring expenses in the first nine months of 2013, non-GAAP net income was $99.7 million, or $1.46 per diluted share, compared to non-GAAP net income of $103.8 million, or $1.53 per diluted share, in the year ago period as adjusted for 2012 UK construction losses.

Operating income in the first nine months of 2013 was $141.5 million, or 3.0% of revenues. Excluding the items mentioned in the immediately preceding paragraph, non-GAAP operating income for the 2013 nine-month period was $170.5 million, or 3.6% of revenues, compared to non-GAAP operating income of $175.9 million, or 3.8% of revenues, in the prior year period.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures

For the first nine months of 2013, SG&A totaled $427.9 million, or 9.0% of revenues, compared to $406.7 million, or 8.6% of revenues, in the first nine months of 2012.

The Company noted that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it now expects to generate revenues in 2013 of approximately $6.45 billion, and now expects non-GAAP diluted earnings per share for 2013 of $2.10 to $2.25, excluding the above-mentioned expenses associated with the withdrawal from the UK construction market, transaction expenses from the RepconStrickland acquisition and restructuring expenses. Including these items, the Company expects to generate GAAP diluted earnings per share of $1.75 to $1.90.

EMCOR Group, Inc. is a Fortune 500 worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 24, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

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EMCOR Reports Third Quarter Results	Page 4

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2012 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
Revenues	$1,629,067	$1,606,242	$4,754,221	$4,734,798
Cost of sales	1,422,757	1,402,994	4,175,238	4,156,893
Gross profit	206,310	203,248	578,983	577,905
Selling, general and administrative expenses	149,722	134,477	427,855	406,656
Restructuring expenses	2,466	145	9,642	145
Operating income	54,122	68,626	141,486	171,104
Interest expense	(2,352)	(1,807)	(5,978)	(5,460)
Interest income	235	381	862	1,165
Income before income taxes	52,005	67,200	136,370	166,809
Income tax provision	23,112	26,890	55,285	64,711
Net income including noncontrolling interests	28,893	40,310	81,085	102,098
Less: Net income attributable to noncontrolling interests	(2,203)	(729)	(3,214)	(1,924)
Net income attributable to EMCOR Group, Inc.	$26,690	$39,581	$77,871	$100,174

Basic earnings per common share	$0.40	$0.59	$1.16	$1.50
Diluted earnings per common share	$0.39	$0.59	$1.14	$1.48

Weighted average shares of common stock outstanding:
Basic	67,174,848	66,568,318	67,127,149	66,667,681
Diluted	68,163,701	67,511,707	68,119,740	67,717,704

Dividends declared per common share	$0.06	$—	$0.12	$0.15

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$444,037	$605,303
Accounts receivable, net	1,286,237	1,221,956
Costs and estimated earnings in excess of billings on uncompleted contracts	110,241	93,061
Inventories	42,724	50,512
Prepaid expenses and other	85,247	73,621
Total current assets	1,968,486	2,044,453
Investments, notes and other long-term receivables	5,865	4,959
Property, plant & equipment, net	123,138	116,631
Goodwill	829,316	566,588
Identifiable intangible assets, net	550,785	343,748
Other assets	29,169	30,691
Total assets	$3,506,759	$3,107,070
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	1,882	1,787
Accounts payable	479,604	490,621
Billings in excess of costs and estimated earnings on uncompleted contracts	390,606	383,527
Accrued payroll and benefits	241,181	224,555
Other accrued expenses and liabilities	178,743	194,029
Total current liabilities	1,292,016	1,294,519
Borrowings under revolving credit facility	400,000	150,000
Long-term debt and capital lease obligations	3,195	4,112
Other long-term obligations	376,347	301,260
Total liabilities	2,071,558	1,749,891
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,422,188	1,346,080
Noncontrolling interests	13,013	11,099
Total equity	1,435,201	1,357,179
Total liabilities and equity	$3,506,759	$3,107,070

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2013 and 2012
(In thousands) (Unaudited)

	2013	2012
Cash flows - operating activities:
Net income including noncontrolling interests	$81,085	$102,098
Depreciation and amortization	25,907	22,577
Amortization of identifiable intangible assets	21,317	22,336
Deferred income taxes	(666)	949
Excess tax benefits from share-based compensation	(1,267)	(5,636)
Equity income from unconsolidated entities	(880)	(628)
Other non-cash items	1,860	3,753
Distributions from unconsolidated entities	634	867
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(59,943)	(103,285)
Net cash provided by operating activities	68,047	43,031
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired, and related contingent consideration agreement	(448,943)	(20,613)
Proceeds from sale of property, plant and equipment	1,171	1,830
Purchase of property, plant and equipment	(24,006)	(29,356)
Purchase of short-term investments	—	(22,433)
Maturity of short-term investments	4,616	22,490
Net cash used in investing activities	(467,162)	(48,082)
Cash flows - financing activities:
Proceeds from revolving credit facility	250,000	—
Repayments of long-term debt	(6)	(38)
Repayments of capital lease obligations	(1,256)	(1,654)
Dividends paid to stockholders	(8,052)	(9,988)
Repurchase of common stock	(4,998)	(23,912)
Proceeds from exercise of stock options	2,320	2,953
Payments to satisfy minimum tax withholding	(927)	(1,654)
Issuance of common stock under employee stock purchase plan	2,088	1,913
Payments for contingent consideration arrangements	(537)	(5,748)
Distributions to noncontrolling interests	(1,300)	(1,600)
Excess tax benefits from share-based compensation	1,267	5,636
Net cash provided by (used in) financing activities	238,599	(34,092)
Effect of exchange rate changes on cash and cash equivalents	(750)	2,201
Decrease in cash and cash equivalents	(161,266)	(36,942)
Cash and cash equivalents at beginning of year	605,303	511,322
Cash and cash equivalents at end of period	$444,037	$474,380

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2013	2012
Revenues from unrelated entities:
United States electrical construction and facilities services	$340,529	$318,960
United States mechanical construction and facilities services	616,403	593,448
United States building services	457,777	444,510
United States industrial services	110,879	125,412
Total United States operations	1,525,588	1,482,330
United Kingdom construction and facilities services	103,479	123,912
Total worldwide operations	$1,629,067	$1,606,242

	For the nine months ended September 30,
	2013	2012
Revenues from unrelated entities:
United States electrical construction and facilities services	$984,443	$905,343
United States mechanical construction and facilities services	1,741,483	1,794,268
United States building services	1,361,392	1,341,940
United States industrial services	335,358	288,605
Total United States operations	4,422,676	4,330,156
United Kingdom construction and facilities services	331,545	404,642
Total worldwide operations	$4,754,221	$4,734,798

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2013	2012
Operating income (loss):
United States electrical construction and facilities services	$23,971	$22,146
United States mechanical construction and facilities services	27,421	30,359
United States building services	23,285	17,690
United States industrial services	307	11,129
Total United States operations	74,984	81,324
United Kingdom construction and facilities services	1,136	1,646
Corporate administration	(19,532)	(14,199)
Restructuring expenses	(2,466)	(145)
Total worldwide operations	54,122	68,626
Other corporate items:
Interest expense	(2,352)	(1,807)
Interest income	235	381
Income before income taxes	$52,005	$67,200

	For the nine months ended September 30,
	2013	2012
Operating income (loss):
United States electrical construction and facilities services	$68,147	$68,121
United States mechanical construction and facilities services	56,809	82,688
United States building services	52,928	33,653
United States industrial services	26,319	22,617
Total United States operations	204,203	207,079
United Kingdom construction and facilities services	(2,122)	9,090
Corporate administration	(50,953)	(44,920)
Restructuring expenses	(9,642)	(145)
Total worldwide operations	141,486	171,104
Other corporate items:
Interest expense	(5,978)	(5,460)
Interest income	862	1,165
Income before income taxes	$136,370	$166,809

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2013 and 2012 third quarter and year-to-date September 30, 2013 and 2012 operating income.  The following table provides a reconciliation between 2013 and 2012 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
GAAP operating income	$54,122	$68,626	$141,486	$171,104
Transaction expenses related to the acquisition of RepconStrickland, Inc.	4,689	—	6,050	—
EMCOR UK construction operating losses	2,057	2,819	13,968	4,765
EMCOR UK restructuring expenses	1,865	—	8,990	—
Non-GAAP operating income, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$62,733	$71,445	$170,494	$175,869

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2013 and 2012 third quarter and year-to-date September 30, 2013 and 2012 net income attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2013 and 2012 net income attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
GAAP net income attributable to EMCOR Group, Inc.	$26,690	$39,581	$77,871	$100,174
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	2,898	—	4,256	—
EMCOR UK construction losses (2)	1,579	2,128	10,721	3,598
EMCOR UK restructuring expenses (3)	1,431	—	6,900	—
Non-GAAP net income attributable to EMCOR Group, Inc., excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$32,598	$41,709	$99,748	$103,772

(1) Amount is net of tax effect of $1.8 million in the quarter and in the nine-month period.
(2)  Amount is net of tax effect of $0.5 million in the 2013 quarter and $3.2 million in the 2013 nine-month period.
Amount is net of tax effect of $0.7 million in the 2012 quarter and $1.2 million in the 2012 nine-month period.
(3) Amount is net of tax effect of $0.4 million in the quarter and $2.1 million in the nine-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2013 and 2012 third quarter and year-to-date September 30, 2013 and 2012 diluted earnings per share.  The following table provides a reconciliation between 2013 and 2012 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2013	2012	2013	2012
GAAP diluted earnings per common share	$0.39	$0.59	$1.14	$1.48
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	0.04	—	0.06	—
EMCOR UK construction losses (2)	0.02	0.03	0.16	0.05
EMCOR UK restructuring expenses (3)	0.02	—	0.10	—
Non-GAAP diluted earnings per common share, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$0.48	$0.62	$1.46	$1.53

(1) Amount is net of tax effect of $1.8 million in the quarter and in the nine-month period.
(2)  Amount is net of tax effect of $0.5 million in the 2013 quarter and $3.2 million in the 2013 nine-month period.
Amount is net of tax effect of $0.7 million in the 2012 quarter and $1.2 million in the 2012 nine-month period.
(3) Amount is net of tax effect of $0.4 million in the quarter and $2.1 million in the nine-month period.

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